Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Star Fashion Culture Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid
	Equity	Class A Ordinary Shares, par value $0.00001 per share	457(o)	1,800,000	$5.82	$10,476,000	0.00015310		$1,603.88

Fees Previously Paid

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$10,476,000			$1,603.88
	Total Fees Previously Paid							$
	Total Fee Offsets							$
	Net Fee Due								$1,603.88

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum aggregate offering price is equal to the average of the high and low prices of shares of Star Fashion Culture Holdings Limited Class A ordinary shares on the Nasdaq Capital Market on December 16, 2024, multiplied by the number of shares registered.